Exhibit (j)
                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby  consent to the  incorporation  by  reference  in this  Post-Effective
Amendment No.18 to the registration statement on Form N-1A ("Registration Statement") of our report dated February 11, 2000, relating to the financial statements and financial highlights which appear in the December 31, 1999 Annual Report of The Gabelli Asset Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York
April 27, 2000